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                                                                 EXHIBIT 15.2




August 13, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Toyota Motor Credit Corporation has incorporated by reference our report dated August 13, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 33-52359 and 333-26717). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP